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                                                                EXHIBIT 5.1

                            REED SMITH SHAW & McCLAY
                                435 SIXTH AVENUE
                            PITTSBURGH, PA 15219-1886
                                  412-288-3131


                                              November 22, 1995



 Matthews International Corporation
 Two NorthShore Center
 Pittsburgh, PA  15212

 Re:  Registration Statement on Form S-3 Concerning
      Secondary Offering of 800,000 Shares of Common Stock

 Dear Sirs:

 We are counsel for Matthews International Corporation, a Pennsylvania corporation (the "Company"), and have acted as such in connection with a proposed sale by certain selling shareholders of the Company of 800,000 shares in the aggregate (the "Shares") of the Company's Class A Common Stock, par value per $1.00 share. This opinion is furnished in connection with the filing by the Company of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to such proposed sale. We have examined such public and corporate records and documents and such questions of law, and have made such other investigations, as we have deemed appropriate for purposes of this opinion. For the purposes of this opinion (i) we have relied upon the opinion of James L. Parker, Esq. dated of even date herewith that the Shares have been duly authorized and (ii) we have assumed that appropriate consideration was paid by the purchaser of the Shares at the time of the issuance of such Shares.

 Based upon the foregoing, we are pleased to advise you that in our opinion the Shares have been legally and validly issued and are fully paid and non-assessable.

 In rendering the foregoing opinion, we have examined the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America and the foregoing opinion is limited to such laws.

 We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained therein.

                                              Yours truly,

                                              Reed Smith Shaw & McClay


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